UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
July 11, 2006
Post Properties, Inc.
Post Apartment Homes, L.P.
(Exact name of registrant as specified in its charter)

Georgia	1-12080	58-1550675
Georgia	0-28226	58-2053632

(State or other	(Commission	(IRS Employer
jurisdiction	File Number)	Identification Number)
of incorporation)

4401 Northside Parkway, Suite 800, Atlanta, Georgia	30327

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (404) 846-5000
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     On Tuesday, July 11, 2006, we completed the acquisition of Alder Branch at Fallsgrove, a 361-unit luxury apartment community in Rockville, MD near Washington, D.C. We acquired the community through a Section 1031 exchange intermediary in a directly negotiated transaction for a purchase price of approximately $85 million, including estimated transaction costs and expenses and the assumption of approximately $41 million of mortgage indebtedness which carries an interest rate of 6.105% and matures in November 2011.
     In connection with the purchase, we also agreed to pay additional consideration to the party that assigned its rights to purchase the community to us based on a share of the appreciation in the value of the property, up to a maximum of approximately $6.6 million. Our obligations to pay additional consideration may be triggered by the assigning party anytime after the third anniversary of the sale or by us anytime after the fourth anniversary of the sale, in either case based upon an agreed upon appraised value. In addition, if we sell the property prior to either party otherwise triggering our obligation to pay additional consideration, we will be required to pay additional consideration based on the sale price. In any such case, we will be required to pay the assigning party a share of the appreciation in the value of the property equal to 100% of the first $2.5 million in increased value, 25% (or up to $2.5 million) of the next $10 million, and 12.5% (or up to approximately $1.6 million) of the next $12.5 million. For purposes of calculating appreciation in value, the base value will generally be deemed to be our gross costs incurred in acquiring property and in making capital repairs, replacements and improvements, including transaction costs and expenses, any mark-to-market debt adjustment not to exceed $1.75 million, upfront capital expenditures up to $0.5 million, any subsequent reasonable or necessary non-recurring capital expenditures and any resale transaction costs (or assumed transaction costs in the case of an appraisal). We cannot currently determine whether the property will appreciate in value or if we will be obligated to pay any or all of the additional consideration.
     The press release announcing the purchase of Alder Branch at Fallsgrove is attached hereto as Exhibit 99.1 and is incorporated by reference herein in its entirety.
Item 9.01. Financial Statements and Exhibits.
99.1           Press release, dated July 11, 2006.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POST PROPERTIES, INC.

Date: July 11, 2006	By:	/s/ David P. Stockert

David P. Stockert President and Chief Executive Officer

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POST APARTMENT HOMES, L.P.

Date: July 11, 2006	By:	POST GP HOLDINGS, INC., as General Partner

	By:	/s/ David P. Stockert

David P. Stockert President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated July 11, 2006.